                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 33-47516) pertaining to the 1992 Incentive and Nonqualified Stock Option
Plan (the 1992 Plan) and options  granted to the  principals  of a joint venture partner of Lone Star Steakhouse & Saloon, Inc., the Registration Statement (Form
S-8 No.  33-75078)  pertaining to the 1992 Plan and 1992 Director's Stock Option
Plan  (the  Director's  Plan)  of Lone  Star  Steakhouse  &  Saloon,  Inc.,  the
Registration  Statement (Form S-8 No.  33-00280)  pertaining to the 1992 Plan of
Lone Star Steakhouse & Saloon,  Inc., the  Registration  Statement (Form S-8 No.
333-97271)  pertaining  to the 1992  Plan and the  Director's  Plan of Lone Star
Steakhouse  &  Saloon,  Inc.,  and  the  Registration  Statement  (Form  S-8 No.
333-121467)  pertaining to the 2004 Stock Option Plan of Lone Star  Steakhouse &
Saloon, Inc. of our reports dated March 6, 2006 (except for Note 20, as to which the date is March 11, 2006), with respect to the consolidated  financial  statements of Lone Star  Steakhouse & Saloon,  Inc.,  Lone Star  Steakhouse & Saloon,  Inc.
management's  assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of
Lone Star Steakhouse & Saloon,  Inc.  included in this Annual Report (Form 10-K)
for the year ended December 27, 2005.

                                                   /s/ Ernst & Young LLP

Kansas City, Missouri
March 11, 2006